Contact: Thomas Coughlin,
President & CEO
Thomas Keating, CFO
(201) 823-0700

Michael Lesler to Join BCB Community Bank as Chief Operating Officer

BAYONNE, N.J., April 9, 2018 -- BCB Bancorp, Inc. (the "Company"), Bayonne, NJ (NASDAQ: BCBP), the holding company for BCB Community Bank (the "Bank"), announced that Michael Lesler has joined the Bank as Executive Vice President and Chief Operating Officer.

"We are excited and privileged to have Michael join our executive team.  With over 20 years of executive experience in the banking industry in the New York Metropolitan Area, Michael brings significant experience, insight and depth to our executive team as we proceed with our plans for future growth and expansion," said Thomas Coughlin, President and Chief Executive Officer.  "His expertise in business development, financial controls, interest rate risk management and banking operations are welcome additions to our management team."

Mr. Lesler has spent a majority of his career working with community banks.  Most recently, he served as Executive Vice President and Chief Operating Officer for Clifton Savings Bank, a $1.7 billion institution.  Prior to that, Mr. Lesler held the positions of Executive Vice President, Chief Financial Officer, Chief Operating Officer, President and Chief Executive Officer at Bank of New Jersey, where he served for 11 years.

Mr. Lesler is active in the community and the banking industry.  He is a member of the New York State Society of CPAs. Additionally, he has served on the boards of the Clifton High School Booster Club, the DePaul Catholic Booster Club and the Clifton Little League.

Mr. Lesler earned a Bachelor of Science degree in Accounting from Rutgers University.  He is a certified public accountant.
About BCB Bancorp, Inc.
Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc.  (NASDAQ: BCBP).  BCB Community Bank presently operates 23 branches in Bayonne, Carteret, Colonia, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lodi, Lyndhurst, Maplewood, Monroe Township, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and two branches in Staten Island, New York.  For more information, please visit www.bcb.bank.
Forward-Looking Statements
This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in the Company's reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet closing conditions to the Merger; delay in closing the Merger; difficulties and delays in integrating the IAB business or fully realizing cost savings and other benefits of the Merger; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BCB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.